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                                                                 EXHIBIT 4(i)(j)

                         [FORM OF FACE OF EXCHANGE NOTE]

                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                            COMMERCIAL METALS COMPANY

                           5.625% SENIOR NOTE DUE 2013


No.
    --------
CUSIP No.:                                                            $
           ---------------                                             --------


         Commercial Metals Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________ DOLLARS ($____________) on November 15, 2013,
and to pay interest thereon from November 12, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing on May 15, 2004, at the rate of 5.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the

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payment of such Defaulted Interest to be fixed by the Trustee, as described in the Indenture, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

         Payment of the principal of (and premium if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authenticity hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed under its corporate seal.

Dated:                                         COMMERCIAL METALS COMPANY
       ----------------

                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

Attest

---------------------------------------
Name:
Title:

Trustee's Certificate of Authentication


This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.


JPMORGAN CHASE BANK, as Trustee


By:
    ---------------------------
    Authorized Officer

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                             [Reverse Side of Note]

1. General.

         This Security is one of the duly authorized issue of debt securities of the Company (hereinafter called the "Securities"), issued or to be issued in one or more series under and pursuant to an Indenture dated as of July 31, 1995, as supplemented by the Supplemental Indenture dated as of November 12, 2003 (collectively, together with any applicable subsequent amendments or supplements, herein called the "Indenture"; capitalized terms used and not defined herein shall have the meaning ascribed to such terms in the Indenture), between the Company and JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank, N.A.), a New York banking corporation, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, which series is unlimited in amount. After giving effect to the issuance of Securities of such series on the date of the Supplemental Indenture, $200,000,000 aggregate principal amount of Securities of such series were issued and outstanding.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and any interest on, this Security at the place, rate and respective times and in the coin or currency herein prescribed.

2. Redemption.

         The Securities are subject to redemption, as a whole or in part, at any time and from time to time, at the election of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed and (2) the sum of the present values, calculated as of the Redemption Date, of the remaining scheduled payments of principal and interest on the Securities to be redeemed (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined in the Indenture) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

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3. Indenture.

         The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. The Securities issued under the Indenture are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company's existing and future senior unsecured indebtedness.

4. Paying Agent and Security Registrar.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be surrendered for registration of transfer or exchange and an office or agency where the Securities may be presented for payment or for exchange. The Company has initially appointed the Trustee, JPMorgan Chase Bank, as its Paying Agent and Security Registrar. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

5. Default.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

6. Sinking Fund.

         The Notes will not be subject to any sinking fund.

7. Denominations; Transfer; Exchange

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

8. Persons Deemed Owners.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

9. Amendment; Supplement; Waiver.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10. Proceedings.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereof on or after the respective due dates expressed herein.

11.      Holders' Compliance with Registration Rights Agreement.

         The Holder of this Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holder with respect to a registration and the indemnification of the Company to the extent provided therein.

12. Governing Law.

         The Securities shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles of such state that would require the application of the laws of another jurisdiction.

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--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

         I or we assign and transfer this Note to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)


         and irrevocably appoint ________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         -----------------------------------------------------------

         Date:                    Your Signature:
               ------------------                 ------------------

         -----------------------------------------------------------

         Sign exactly as your name appears on the other side of this Note.



         Signature Guarantee:
                              --------------------------------------
                                       (Signature must be guaranteed)

                  Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The following increases or decreases in this Global Note have been made:

                                                   Principal          Signature of
             Amount of          Amount of          amount of this     authorized
             decrease in        increase in        Global Note        officer of
             Principal          Principal          following such     Trustee or
Date of      amount of this     amount of this     decrease or        Notes
Exchange     Global Note        Global Note        increase           Custodian
--------     --------------     --------------     --------------     ------------
























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